Exhibit 10.29

CORSAIR COMPONENTS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of July 6, 2011 by and among Corsair Components, Inc., a Delaware corporation (the “Company”) and certain persons and entities who purchased shares of, and warrants for the purchase of shares of, the Company’s Common Stock and are listed as Purchasers on the signature pages hereto (each, a “Purchaser,” and collectively, the “Purchasers”) from a group of stockholders of the Company (the “Selling Stockholders”) pursuant to a certain Securities Purchase Agreement between the Purchasers and the Selling Stockholders dated as of even date herewith (the “Purchase Agreement”).

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1.          Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any successor agency.

“Common Stock” shall mean the shares of the Company common stock, par value of $0.0001 per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor law thereto.

“Holder” shall mean each Purchaser and any person that becomes a Holder under Section 18(c) of this Agreement by executing a additional signature page to this Agreement, and any transferee of Registrable Securities who pursuant to Section 14 below is entitled to registration rights hereunder.

“Person” shall mean any person, entity or governmental authority or instrumentality.

“Registrable Securities” shall mean the Shares purchased pursuant to the Purchase Agreement and the Warrant Shares issuable upon exercise of the warrants purchased pursuant to the Purchase Agreement, and any shares of the Company’s Common Stock granted registration rights hereafter pursuant to Section 18(c) of this Agreement, so long as they are held by the original Holder or transferred to another Holder pursuant to the terms of this Agreement, together with any capital stock issued or issuable with respect to stock issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that Registrable Securities shall not include any other shares of the Company’s Common Stock, nor any Registrable Securities sold by a person in a transaction in which rights under this

Agreement are not assigned or as to which such rights have terminated pursuant to Section 8 hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or repurchased by the Company or any subsidiary of the Company.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 4, 5, and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one special counsel to the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration but excluding all Selling Expenses.

“Restricted Securities” shall mean the securities of the Company required to bear the restrictive legend under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor law thereto.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder (other than the fees and disbursements of one special counsel to the Holders, which shall be included within the Registration Expenses).

“Shares” shall mean the shares of the Company’s Common Stock purchased pursuant to the Purchase Agreement and, with respect to each Purchaser, as listed on Exhibit A hereto.

“Warrant Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of the warrants purchased pursuant to the Purchase Agreement and, with respect to each Purchaser, as listed on Exhibit A hereto.

2.          Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Until the Company’s initial public offering pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act, each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder (except where such securities will no longer be Restricted Securities upon such transfer) to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing or anything to the contrary in Section 3 below, each Holder shall be entitled to transfer all or part of the Restricted Securities to one or more affiliated partnerships or other entities, to funds managed by it, or to funds managed by any of its respective directors, officers or partners, without any consent or other approval by the Company, provided such transferee agrees in writing to be subject to the terms of this Agreement as if it were an original purchaser of the Restricted Securities.

3.          Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section. Prior to any proposed transfer of any Restricted Securities (except where such securities will no longer be Restricted Securities upon such transfer), the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a “No Action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no such opinion or “No Action” letter shall be required if the transfer is to an affiliate of the transferor or other person specified in the last sentence of Section 2 above, or if there is no material question as to the availability of Rule 144 (based on representations from the selling holder and selling broker, and subject to the Company being provided with a copy of the notice of proposed sale). Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legends described above, except that such certificate shall not bear any such restrictive legend (and the Company shall promptly remove any such legend) if the Company is provided with an opinion of counsel for the Holder of such certificate, reasonably acceptable to the Company, to the effect that such legend is not required.

4.          Company Registration.

(a)          Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than: (i) in its initial public offering so long as the only securities included in such offering are offered by the Company for its own account, (ii) a registration relating solely to employee benefit plans on Form S-8 or any successor thereto, (iii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company will:

(x)          promptly give to each Holder written notice thereof; and

(y)          include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders. Without limiting the foregoing, with respect to the registration statement filed by the Company on Form S-1 before the date hereof (Commission File No. 333-166282, including any amendments and post-effective amendments thereto), the Company shall give each Holder written notice at least 30 days prior to printing or causing to be circulated any preliminary prospectus in respect of the offering contemplated by such registration statement (including any amendment or post-effective amendment thereto) (or, if no preliminary prospectus will be printed or circulated, at least 30 days prior to the pricing of such offering), and unless the only securities included in such offering are offered by the Company for its own account, the Company shall include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests, made within 30 days after receipt of the foregoing written notice from the Company, by any Holder or Holders.

(b)          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

5.          Registration on Form S-3. The Company shall use its commercially reasonable efforts to qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act. After the Company has qualified for the use of Form S-3, each Holder shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject to the following limitations:

(i)      the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a Company-initiated registration in which the Holders sold any Registrable Securities pursuant to Section 4 above;

(ii)     the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of 90 days following the effective date of the most recent registration effected pursuant to a request under Section 5 of this Agreement;

(iii)    the Company shall not be required to effect a registration on Form S-3 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000; and

(iv)    the Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period greater than the period equal to the shorter of (x) 120 days or (y) the period ending on the date on which all Registrable Securities included in such registration have been disposed of pursuant thereto. The Company shall give prompt notice to all Holders of the receipt of a request for registration pursuant to this Section and shall provide a reasonable opportunity for all such other Holders to participate in the registration. Subject to the foregoing, the Company will use its commercially reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

6.          Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4 or Section 5 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders pursuant to either Section 4 or Section 5 shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

7.          Registration Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of its written notice of such offering. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders of securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected by the Company (with the prior written consent of a majority in interest of the Holders of Registrable Securities proposing to distribute securities through such underwriting, such consent not to be unreasonably withheld), provided that no Holder shall be required to make any representations or warranties (to the Company or any underwriter) other than customary representations regarding such Holder and its intended method of distribution. Any Persons other than holders of Registrable Securities who participate in any such registration and underwriting must pay their share of the Registration Expenses thereof and must accept the terms of the underwriting as agreed upon between the Company and its underwriters; if any such other Person is initially included in such underwriting in compliance with this Agreement (including the relative priorities stated in this Section 7) but is excluded from such underwriting for failure to comply with the conditions in this sentence, then the Company shall provide the Holders participating in such offering a reasonable opportunity (if they so elect) to increase the number of shares included by each such Holder, in the aggregate equal in number to the shares of such other Person that have been so excluded (with such increase being allocated pro rata among the electing Holders, based on the number of shares that they had initially included in such offering).

Notwithstanding any other provision of this Section 7, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders requesting registration, and the number of shares of securities entitled to be included in the registration and underwriting shall be allocated as follows (unless otherwise agreed to by the Company and the Holders owning at least 67% of the Registrable Securities then outstanding and requesting inclusion): (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders (including any person that becomes a Holder under Section 18(c) of this Agreement by executing an additional signature page to this Agreement) requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, and (iii) third, to any other holders of securities of the Company with registration rights to participate therein, including BHC (as defined in Section 18(b) hereof), based on the pro rata percentage of shares of Common Stock held by them.

In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request. Without limiting the foregoing, whenever the holders of Registrable

Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and shall as expeditiously as possible:

(1)        in accordance with the Securities Act and the rules and regulations thereunder, prepare and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, for the review and comment of such counsel);

(2)        notify each Holder of Registrable Securities promptly of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, or the receipt of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and in the event of the issuance of any such stop order or suspension, use its best efforts to obtain the prompt withdrawal thereof;

(3)        prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement; provided, however, that the Company shall have the right (the “Suspension Right”) to require that each Holder of Registrable Securities suspend its use of the registration statement should the Company reasonably believe that the Company is in possession of material non-public information regarding the Company required to be disclosed in the applicable registration statement or prospectus in order to comply with the disclosure requirements under the Securities Act, the Exchange Act or the rules and regulations thereunder, and, in the good-faith judgment of the Company’s Board of Directors, amending or supplementing the applicable registration statement and related prospectus to disclose such material non-public information would be seriously detrimental to the Company (provided that (i) such suspension shall be limited to a reasonable period (not to exceed 120 days for all such suspensions in any 12-month period, and in each case no longer than necessary to avoid the foregoing detrimental effect), (ii) the time period during which such registration statement is to remain effective hereunder shall be correspondingly extended by the duration of such suspension, (iii) the Company’s directors and executive officers and the Company (except for sales relating solely to employee benefit plans on Form S-8 or any successor thereto, or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act) are also prohibited from selling

Company securities during the period of such suspension, and (iv) at such time as the applicable information is no longer material or non-public, the Company will notify the applicable Holders promptly in writing and take all steps necessary to permit such Holders’ use of the registration statement to resume as contemplated by this Agreement);

(4)        furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included therein (including each preliminary prospectus), each free-writing prospectus and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

(5)        use its reasonable best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as any seller reasonably requests and do such other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of such Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(6)        notify each seller of such Registrable Securities (i) promptly of the date and time when such registration statement and each post-effective amendment thereto has become effective or a related prospectus or prospectus supplement has been filed and when any state registration or qualification has become effective or any exemption thereunder has been obtained, (ii) promptly of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, subject to the Suspension Right provided for in clause (3) above and (in the case of a registration initiated by the Company) to the Company’s right to terminate the offering, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(7)        cause all such Registrable Securities to be listed on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed;

(8)        enter into and perform such customary agreements (including underwriting agreements in customary form), furnish customary “cold comfort” letters and legal opinions from its outside accountants and attorneys, and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in accordance with this Agreement;

(9)        make available for inspection by any seller of Registrable Securities, any participating underwriter and any attorney or other agent retained by any such seller or underwriter, all financial and other records, pertinent documents and properties of the Company as are reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney or agent in connection with such registration statement;

(10)     take all reasonable actions to ensure that any related free-writing prospectus (within the meaning of the Securities Act and related rules and regulations) complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(11)     make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(12)     permit any Holder of Registrable Securities which Holder, in its good-faith judgment, could be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included for purposes of complying with applicable law.

8.          Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to (i) any Holder of fewer than 800,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends or distributions, recapitalizations, and similar events), at such time after the Company’s initial public offering as all Registrable Securities held by such Holder may be sold within any three month period without registration pursuant to Rule 144, and (ii) as to any Holder of 800,000 or more shares of Registrable Securities (as adjusted to stock splits, stock dividends or distributions, recapitalizations, and similar events), on the later to occur of (A) at such time after the Company’s initial public offering as all Registrable Securities held by such Holder may be sold within any three month period without registration pursuant to Rule 144 and (B) the fifth (5th) anniversary of the date on which the Company consummates an underwritten initial public offering of Common Stock registered under the Securities Act.

9.          Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities agrees, in connection with any underwritten public offering of Company’s securities, upon request of the underwriters managing such underwritten offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise sell or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for the Company’s Common Stock, whether now owned or hereafter acquired by the Holder or with respect to which the Holder has or hereafter acquires the power of disposition, other than to the Company, in such public offering or in a transfer of the type permitted by the last sentence of Section 2 hereof (collectively, “Sale Transactions”), during the period specified by the Company’s Board of

Directors at the written request of the Company’s underwriters, with such period not to exceed (i) in the case of the Company’s initial public offering, 180 days following the effective date of the registration statement of the Company filed under the Securities Act with respect to the initial public offering, and (ii) in the case of any other underwritten public offering, 90 days following the date of the final prospectus for such public offering (the 180-day period specified in subsection (i) above and the 90-day period specified in this subsection (ii), the “Lock-Up Period”), in each case unless the underwriters managing such public offering otherwise agree in writing. Notwithstanding the foregoing, if required pursuant to then-applicable rules or regulations of FINRA, the Commission or any securities exchange on which the applicable class of the Company’s capital stock is then listed or traded, (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the underwriters waive such extension in writing. The Holder hereby further agrees that if the requirements set forth in the immediately preceding sentence are then applicable, prior to engaging in any Sale Transaction that is subject to the terms of this Section 10 during the period to and including the 34th day following the expiration of the original Lock-Up Period, it will give notice thereof to the Company and will not consummate such Sale Transaction unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired. Notwithstanding the foregoing, nothing in this Section shall restrict any Sale Transaction to which the underwriters consent in writing, and provided, further, that the foregoing covenants of the Holders shall be of no force or effect in respect of any offering unless each of the members of the Company Board, each of its executive officers and each other securityholder to whom the Company has granted any registration rights hereafter (and, in the case of the Company’s initial public offering, each of the holders of at least two percent (2%) (on a fully-diluted basis) of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock) are subject to restrictions on Sale Transactions that are at least as restrictive as those applicable to the Holders and the Holders are entitled, on a pari passu basis pro rata to the number of shares then held, to any release of such restrictions to which such officers, directors and other holders may become entitled. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section, and if requested by the underwriters, to sign a customary form of lock-up agreement consistent with the foregoing, that in no event shall have a duration in excess of the applicable periods described above.

10.       Indemnification.

(a)        The Company will indemnify each Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder, and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein; and provided, further, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company’s failure to provide such prospectus (as amended or supplemented).

(b)        Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds, net of underwriting discounts and commissions but not expenses, to each such Holder of Registrable Securities sold as contemplated herein.

(c)        Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)        If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 10(d) exceed the proceeds, net of underwriting discounts and commissions but not expenses, from the offering received by such Holder.

11.       Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

12.       Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable efforts to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)        file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)        furnish to Holders upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

13.       Transfer of Rights. Subject to the other restrictions on transfer contained in Section 2 and elsewhere, provided that the Company is given prior written notice of such assignment, the rights granted hereunder to cause the Company to register securities may be assigned only to a transferee or assignee who after such assignment holds at least 800,000 shares of Registrable Securities (appropriately adjusted for stock splits, recapitalizations and like after the date hereof).

14.       Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California as applied to agreements among California residents entered and to be performed entirely within California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

15.       Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

16.       Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service, fax or e-mail or five (5) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Holder of any Registrable Securities, to such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such securities who has so furnished an address to the Company, or (b) if to the Company, to:

Corsair Components, Inc.

46221 Landing Parkway

Fremont, California 94538

Attn: Nicholas B. Hawkins, Chief Financial Officer

Fax: 510-659-6951

Email: nickh@corsair.com

with a copy to (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road

Building 1

Palo Alto, California 94304

Attn: Thomas C. DeFilipps, Esq.

Fax: (650) 565-7100

Email: tdefilipps@sidley.com

or to such other person or address as Company shall furnish to the Holders in writing.

17.       Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of (i) the Company and (ii) holders of at least a majority of the outstanding shares of Registrable Securities. Any Holder may waive any of his or her rights or the Company’s obligations hereunder without obtaining the consent of any other person.

18.       Limitations on Subsequent Registration Rights.

(a)        The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement. Without limiting the foregoing, from and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the Purchasers (or any transferee under Section 14 hereof) of at least a majority-in-interest of the Registrable Securities then outstanding held by them unless (1) such new registration rights, including standoff or “lock-up” obligations, are on a pari passu basis with those rights and obligations of the Holders hereunder (such that the Holders’ rights shall be as favorable as, and the Holders’ obligations are no more restrictive or burdensome than, the rights and obligations provided by such new registration rights) or (2) such new registration rights, including standoff or “lock-up” obligations, are subordinate to the registration rights granted the Holders hereunder. The Company shall not enter into any agreement granting registration rights with respect to any security of a subsidiary of the Company without the prior written consent of the Purchasers (or any transferee under Section 14 hereof) of at least a majority-in-interest of the Registrable Securities then outstanding held by them.

(b)        The Company represents and warrants that as of the date hereof, neither the Company nor any of its subsidiaries is a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company or any of its subsidiaries, other than the rights set forth in that certain Warrant dated as of June 18, 2009 between the Company and BHC Interim Funding III, L.P. (“BHC”).

(c)        Where the Company determines to grant (consistent with clause (a) immediately above) any holder or prospective holder of any securities of the Company registration rights and determines that the grant of such rights shall be made pursuant to this Agreement, then such grant shall be evidenced by the execution of an additional signature page to this Agreement by the Company and such holder, who shall then become a Holder for purposes of this Agreement, with prompt written notice to the current Holders but without any requirement on the part of the Company to seek the consent or approval of the current Holders; provided, however, that no more than an aggregate of 10,000,000 additional shares (as such number is adjusted for stock splits, stock dividends or distributions, recapitalizations, and similar events) shall become Registrable Securities by virtue of such additional grant pursuant to this Agreement.

19.       Miscellaneous.

(a)        Specific Performance. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the Company’s obligations hereunder and that, in addition to any other rights and remedies existing in its favor at law or in equity, each Holder shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement by the Company.

(b)        Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(c)        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF attachment), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

COMPANY: CORSAIR COMPONENTS, INC. A DELAWARE CORPORATION

BY:	/s/ Frederick M. Gonzalez

NAME:	Frederick M. Gonzalez

TITLE:	Vice President, General Counsel, Corporate Secretary

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

PURCHASER: Keating Capital, Inc.

By:	/s/ Frederic M. Schweiger
Frederic M. Schweiger, Chief Operating Officer

Address:	5251 DTC Parkway, Suite 1000 Greenwood Village, CO 80111 Telephone: (630) 692-0640 Email: rs@keatinginvestments.com

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

PURCHASER: Lazarus Investment Partners LLLP

By:	Lazarus Management Company
Its:	General Partner

By:	/s/ Justin Borus
Justin Borus, Manager

Address: 2401 East 2nd Avenue, Suite 600 Denver, CO 80206 Telephone: (303) 302-9035 Email: jborus@lazarusip.com

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

PURCHASER: Cambridge Capital II, LLC

By:	/s/ David Merage
David Merage, Chief Executive Officer

Address: 18 Inverness Place East Englewood, CO 80112 Telephone: (303) 789-2664 Email: DMerage@ciginvest.com

[Signature Page to Registration Rights Agreement]

EXHIBIT A

LIST OF PURCHASERS

Purchaser Name	Number of Shares	Number of Warrant Shares

Keating Capital, Inc.	3,200,000	800,000

Lazarus Investment Partners LLLP	2,400,000	600,000

Cambridge Capital II, LLC	800,000	200,000

TOTAL	6,400,000	1,600,000